EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent pulic accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 333-28959, 333-14859, 333-10421, 333-39721 and 333-18137.

ARTHUR ANDERSEN LLP

Seattle, Washington
March 26, 1998